UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

LYRIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Foulk Road, Suite 205Q Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

1.	Options Repricing

On July 9, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lyris, Inc., a Delaware corporation (the “Company”), unilaterally cancelled all outstanding compensatory options to purchase the common stock of the Company (“Common Stock”) held by current employees (including a named executive officer of the Company) with exercise prices in excess of $0.50 per share of Common Stock previously granted under the Equity-Based Compensation Plan (defined below) (the “Cancelled Options”). The Committee immediately replaced the Cancelled Options with options to purchase Common Stock with exercise price of $0.50 per share of Common Stock (the “Replacement Options”), an amount in excess of the fair market value of the Common Stock on the date of grant of the Replacement Options. Otherwise, the terms of the Replacement Options are identical in all respects to the Cancelled Options, including the identical number of shares of Common Stock, the same vesting schedule and the same vesting commencement date. 3,429,499 stock options held by 178 employees were repriced pursuant to this action of the Committee. The following numbers of Replacement Options were granted to (and an equal number of Cancelled Options were previously held by) the following named executive officers:

Named Executive Officer	Number of Replacement Options
Sean Ryan	400,000

In light of current market conditions that have affected the publicly traded stock price of the Common Stock, the Committee effectuated the repricing in order to provide the employees previously holding the Cancelled Options with performance based incentives that were not being adequately achieved by the Cancelled Options. As indicated above, the Eligible Options were repriced unilaterally and the consent of holders was neither necessary nor obtained.

2.	Second Amendment to the Equity-Based Compensation Plan

The Company previously adopted the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan, effective as of May 6, 2005, as amended by the First Amendment to the J.L. Halsey 2005 Equity-Based Compensation Plan, effective as of May 6, 2005 (collectively, the “Equity-Based Compensation Plan”), for the benefit of its employees, directors and consultants. The Board adopted the Second Amendment to the Equity-Based Compensation Plan (the “Second Amendment”) and, on May 13, 2009, the Company’s stockholders ratified the Second Amendment. The effect of the Second Amendment was to increase the number of shares of Common Stock that may be issued in connection with awards granted under the Equity-Based Compensation Plan from 13,200,000 shares to 17,200,000 shares, thereby increasing the number of shares available for future awards under the Equity Based Compensation Plan by 4,000,000 shares.

The foregoing summary of the Second Amendment does not purport to be a complete description of the Second Amendment and is qualified in its entirety by reference to the Second Amendment that is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.(a)(iii)	Second Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

Date: July 14, 2009	By:	/s/ Luis A. Rivera
Luis A. Rivera
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.(a)(iii)	Second Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan